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                                                                    EXHIBIT 10.8


                                    Form of
            Intellectual Property License and Preservation Agreement



                  INTELLECTUAL PROPERTY LICENSE AND PRESERVATION AGREEMENT, dated as of [ ], 1999 (the "Agreement"), by and between Martha Stewart ("Licensor") and Martha Stewart Living Omnimedia, Inc. (the "Company").

                  WHEREAS, Licensor is the exclusive owner of all right, title and interest in and to (i) her image, signature, voice and likeness and goodwill appurtenant thereto, (ii) certain rights of publicity in and to her name, image, likeness, voice, signature and other elements of her persona and identity, (iii) all rights in and to her name, other than those owned by the Company and (iv) all common law and statutory rights in the foregoing (collectively, the "Property");

                  WHEREAS, Licensor and a predecessor of the Company have previously entered into certain agreements relating to the license of certain intellectual property, including the Property (the "Predecessor Agreements"); and

                  WHEREAS, Licensor and the Company wish to terminate the Predecessor Agreements and enter into this Agreement, on the terms and conditions set forth herein;

                  NOW, THEREFORE, in consideration of the mutual premises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

          1. The Company's Acknowledgment of Licensor's Rights. The Company hereby acknowledges that (a) Licensor exclusively owns all right, title and interest throughout the world (the "Territory") in and to the Property, which Property has intrinsic value, and (b) Licensor otherwise reserves all rights to the Property except those specifically granted to the



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Company herein. Licensor represents and warrants to the Company that, as of the date hereof and other than as set forth in the Predecessor Agreements, she has the power and authority to license the Property on the terms and conditions of this Agreement.

         2. Use of the Property. (a) Subject to the terms and conditions of this Agreement, Licensor hereby licenses to the Company the exclusive right to use, and to authorize others to use, pursuant to the terms hereof, any of the Property throughout the Territory on or in connection with any products and services of the Company (such products and services (including the magazine Martha Stewart Living) are referred to herein as the "Licensed Products" and the "Licensed Services") during the term of this Agreement. During the term of any license pursuant to this Agreement, the Company shall use commercially reasonable efforts to preserve the historical goodwill of the Property, the Licensed Products and the Licensed Services. All use of the Property and Licensed Services shall inure solely to the benefit of Licensor. The use of the Property by the Company or any sublicensee thereof shall be of a quality at least substantially consistent with the Historical Standard (as defined below); provided that any use of the Property by the Company while Licensor is in Control (as defined below) shall be conclusively presumed to meet the Historical Standard. The "Historical Standard," as of any date, shall mean the quality, style and image of the Licensed Products or Licensed Services as the Property has been used by the Company after February 3, 1997 and before the earlier of
(1) such date or (2) the date that Licensor ceases to be either (x) Chairman of the Board or Chief Executive Officer or (y) the owner, directly or indirectly, of in excess of 50% of the outstanding voting power of the Company (the circumstances in either clause (x) or (y) being referred to as "Control," and such period since February 3, 1997 being referred to as the "Historical Period"). At any time that

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Licensor is not in Control (other than due to a Termination Trigger, as defined in subparagraph (b) of this paragraph 2), (i) subject to Licensor's prior written approval, which shall not be unreasonably withheld or delayed, the Company may continue to use the Property in connection with new businesses not planned or developed while Licensor was in Control, and (ii) the Company may develop, use and register new derivatives of the Property not developed while Licensor was in Control, so long as such new Derived Marks (as defined in paragraph 5(a)) are substantially consistent with the image, look and goodwill of the Property at the time when Licensor ceased to be in Control or to which Licensor (or her legal representative, heirs or estate) have consented in writing (such businesses and derivatives, "New Uses"). For clarity, New Uses shall not include reasonable extensions of the lines of business in which the Company is engaged or planned to be engaged at any time that Licensor is in Control, which extensions shall be included in the license contained herein. After Licensor's death or disability, the Company may use the Property for additional New Uses, provided that any such businesses and derivatives are substantially consistent with the image, look and goodwill of the Property at the time at which Licensor ceased to be in Control, or to which Licensor (or her legal representative, heirs or estate) have consented in writing. The Company shall keep Licensor (or her legal representative, heirs or estate) advised of any New Uses in a timely manner, so that such entity may confirm the Company's compliance with the terms hereof. Subject to the terms and conditions of this Agreement, Licensor hereby grants to the Company the exclusive right to use and exploit in any and all media her name, image, likeness and voice as it appears in any and all television programs and/or videos (including content developed for the Company's on line businesses) produced by or for the Company (or its predecessor), whether such television programs and/or videos were produced, aired, marketed or sold prior to, on, or after, the date of this Agreement,

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provided that the grant in this sentence shall be limited to the use of such programs and/or videos (i) substantially as a whole (it being acknowledged and understood that the Company shall have the right to edit such programs and/or videos for time and commercials and to add bumpers and introductions), (ii) as part of a collection or similar compilation (such as "Best of" programs or videos) of Licensor appearances relating to the business colloquially known as of the date hereof as "Martha Stewart Living Television", (iii) in any other manner used by the Company while Licensor was in Control or (iv) regarding excerpts of such programs and/or videos, as part of the advertising, promotion and/or marketing of either of the foregoing.

         (b) The use of the Property by the Company pursuant to this Agreement shall be on a royalty-free basis except as set forth in the next sentence of this Section 2(b). In the event that Licensor's employment with the Company is terminated by the Company without Cause, or Licensor terminates her employment for Good Reason (each as defined in any employment agreement between Licensor and the Company or its subsidiaries or, if there be no such agreement, the last such agreement) (such a termination, a "Termination Trigger"), Licensor (or her legal representative, heirs or estate, as the case may be) shall receive a royalty in perpetuity of 3% of revenues (whether products, advertising, publication sales, distribution fees or any other revenues) derived from Licensed Products or Licensed Services of any kind, or which in any way include any of the Property (including as a portion of any Derived Marks) (as defined in paragraph 5(a)). Payment of the royalty amounts shall be accompanied by reasonable written detail of the basis therefor. Such royalty amounts shall be payable each calendar quarter, shall be subject to a late payment fee of the greater of 10% or 2% over the Company's then-applicable cost of borrowing (such amount, the "Interest Rate") in the event not paid within 60

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days of the end of the applicable quarter, Licensor (or her legal representative, heirs or estate, as the case may be) shall have the right to audit the royalty payments no more than once per year, and any underpayments shall be immediately due and payable upon conclusion of the audit, plus interest at the Interest Rate from the 60th day following the end of the applicable quarter with respect to which the underpaid amount was due.

         (c) Upon a Termination Trigger, the license provided herein shall become non-exclusive with respect to all then-active businesses of the Company and shall not include a license to use the Property in connection with New Uses. Upon a Termination Trigger, the Company shall automatically be deemed to have granted Licensor an exclusive perpetual, worldwide, royalty free license to use the Property as, or as part of, a trademark, service mark or trade name, for any goods or services Licensor desires, to the extent, if any, that said mark or name is likely to cause confusion with or otherwise infringe or violate the Company's rights in any mark or name the Company owns (the "Termination Trigger License"). The Termination Trigger License shall include, without limitation, the right to use the Property in connection with any goods or services which compete directly with goods or services of the Company. Notwithstanding the foregoing, Licensor shall not have the right to use any mark or name which is identical to any mark or name owned by the Company. The quality of Licensor's goods and services sold pursuant to the Termination Trigger License (the "Licensor Goods/Services") shall be of at least the same kind of quality as goods and services sold by the Company as of the date of the Termination Trigger, and the Company shall have the right to take reasonable steps to monitor the quality of the Licensor Goods/Services. Upon Licensor's reasonable request, the Company shall use its commercially reasonable best efforts to register trademarks and/or service

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marks which are the subject of the Termination Trigger License and shall take reasonable steps to maintain any such registrations, in the Company's name and at the Company's sole expense. The Company shall, at its expense, take any action reasonably requested by Licensor to protect any trademark, service mark or trade name which is the subject of the Termination Trigger License.

         (d) Notwithstanding any other provision of this Agreement, but subject to any employment or other agreement that Licensor may have from time to time with the Company, the license provided herein shall not prohibit Licensor from:
(i) writing books, articles, movies, plays, scripts or other literary products in areas other than businesses of the Company covered by this Agreement; (ii) making speeches or public appearances (including on radio, television, in films or over the Internet or similar media) for any purpose other than the promotion of a product that competes in any material respect with the Licensed Products and Licensed Services; (iii) using the Property to endorse products or engage in business activities other than those covered by this Agreement, including the exclusivity provisions hereof; (iv) becoming a director, employee, partner, advisor, member, consultant or shareholder of, investor in or otherwise be engaged with any other company, corporation, partnership or other entity; and
(v) activities which are incidental and do not significantly infringe on the Company's rights hereunder.

         (e) Any sublicense by the Company of the Property shall contain protections with respect to the Property consistent with the terms hereof and shall acknowledge that such sublicensee does not obtain any ownership rights in, or goodwill to, the Property.

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         3. Term. The term of this Agreement shall commence on the date of the initial public offering of the Company's common stock and shall be perpetual, subject to the provisions of this Agreement.

         4. Quality, Style and Image of Products and Services Provided in Connection with Property. At any time Licensor is not in Control, upon reasonable request and to the extent necessary to protect Licensor's rights under this Agreement, Licensor or her designee, successor or assignee shall have the right to request and receive, at no cost to her, a sample of each Licensed Product and Licensed Service, as well as a prototype of each type of all promotional, advertising and marketing material used in connection therewith, for the purpose of evaluating the quality, style and image of the same. In the event that in Licensor's reasonable and good faith judgment, any Licensed Product or Licensed Service fails (other than in an immaterial manner) to satisfy the Historical Standard, then promptly upon written notice by Licensor to the Company, the Company and Licensor shall cooperate in good faith to make necessary appropriate changes (if any) in the quality, style or image of such Licensed Product or Licensed Service to comply with the standard provided for herein, provided that nothing in this sentence shall be deemed to affect the substantive rights and obligations of the parties hereunder.

         5. The Properties. (a) Subject to the terms hereof, including Section 2(a), the Company may combine any designation with the Property so as to form a new trademark, service mark, trade name or company name (such names or Property, the "Derived Marks"). The Derived Marks shall include any names or marks used by the Company prior to the date hereof which include or are derived from any Property. Subject to the terms of this Agreement, the Company shall be the owner of the Derived Marks (but not of the Property incorporated therein).

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         (b) The Company acknowledges that it is not, and will not become by virtue of this Agreement, the owner of any right, title or interest in and to the Property in any form or embodiment. The Company shall not at any time commit any act anywhere in the world which would reasonably be expected to have a material adverse effect on Licensor's rights in and to the Property, or any registrations therefor or any applications for registration thereof. The Company shall never challenge anywhere in the world Licensor's ownership of or the validity of the Property, any application for registration therefor or any rights therein or thereto, except as otherwise expressly provided herein.

         (c) The Company, at its expense, shall file appropriate registrations in its own name or in the name of a Company subsidiary of any Derived Marks so as to preserve the goodwill thereof and Licensor's rights in the Property, shall prosecute and defend such registrations and all common law rights in the Derived Marks and Property consistent with good commercial practices, and shall use all reasonable commercial efforts to defend and otherwise protect the Derived Marks and the Property, provided that following a Termination Trigger, Licensor shall have the right to reasonably direct and control such actions with respect to the Property, in each case at the Company's expense. At the request of Licensor, her legal representative, heirs or estate, and at the Company's expense, the Company shall prosecute, including by filing lawsuits or other actions, any potential infringement, dilution, libel, slander or other diminution in the goodwill or other denigration of the Property by any third party, unless outside intellectual property counsel to the Company advises that there is no reasonable basis for such action. The Company shall be entitled to the proceeds, or other legal remedies, of any such action. The Company may also institute such actions where not requested by Licensor, her legal

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representative, heirs or estate, in the event the Company determines that the protection of the Property or the Derived Marks reasonably requires such action. In the event that the Company learns of any infringement or other violation of rights in or to the Property, it shall promptly notify Licensor thereof.

         (d) At Licensor's request, the Company shall execute all documents reasonably requested by Licensor to confirm Licensor's ownership of rights in and to the Property. The Company shall cooperate at Licensor's reasonable request in connection with the filing and prosecution of applications to register the Property and in connection with the maintenance and renewal of such registrations as may issue. Licensor and the Company shall cooperate in good faith, taking into account their respective interests in and rights to the Property, to determine whether or not such applications are filed and prosecuted and registrations are maintained. The Company shall pay all costs and expenses of any such filings or proceedings.

         (e) If one party hereto reasonably requests of the other to take an action in connection with the foregoing, the other party shall cooperate in connection with any such action, including, without limitation, by being a plaintiff or co-plaintiff and by causing its officers, directors, and employees to execute documents and to testify. If the Company desires to take action with respect to a violation or infringement of the Property, it shall consult with Licensor and shall not take actions which Licensor reasonably requests not to be taken. All costs and expenses of the actions described in this paragraph shall be borne by the Company.

         (f) The Company shall take actions to protect the Derived Marks and the goodwill related thereto consistent with the provisions of this Section.

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         6. Indemnity. (a) The Company hereby saves and holds Licensor, her heirs, estate, successors and assigns (the "Indemnified Parties") harmless of and from, and indemnifies and agrees to defend them against any and all losses, liability, damages and expenses (including, without limitation, reasonable attorney's fees and expenses) which they may incur or be compelled to pay, or for which they may become liable or be compelled to pay in any action, claim or proceeding against her, for or by reason of any acts, whether of omission or commission, that may be committed or suffered by the Company or any of its officers, directors, employees, agents or servants in connection with the Company's performance of its obligations under this Agreement, the use (including sublicensing) of the Property and the Derived Marks or the breach by the Company of any covenant contained herein. The indemnification rights provided for herein shall also apply to any use by the Company of the Property or any Derived Marks prior to the date hereof.

         (b) In the event that an Indemnified Party receives notice of a claim as to which indemnification is sought, such party shall reasonably promptly notify the Company thereof, except that the failure to so notify shall not exempt the Company from its obligations hereunder, except to the extent that such failure has actually prejudiced the Company's legal position with respect to the claim. Upon receipt of notice, the Company shall advise the Indemnified Party that it has assumed the defense thereof. The Indemnified Party shall have the right, at the expense of the Company, to retain legal counsel to participate in and monitor the defense of the claim, provided that the Company shall have the right to direct and control such defense. The Company shall not, without Licensor's written consent, settle or compromise any claim or consent to entry of any judgment which does not include as an unconditional term

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thereof the giving by the claimant or the plaintiff to the Indemnified Party of a release from all liability in respect of such claim, nor shall the Company settle or compromise any claim relating to the Property or the Derived Marks which would limit the use by Licensor of the Property in any manner whatsoever without Licensor's consent.

         (c) In connection with any action by the Company to enforce, protect or defend the Property or the Derived Marks, Licensor may elect to retain counsel of her own choosing, in addition to Company counsel, in order to monitor and participate in such action. The Company agrees to consider in good faith the views of such counsel and to keep Licensor and such counsel reasonably informed of the progress of any such action, subject to the preceding sentence. The reasonable fees and expenses of such counsel shall be paid for by the Company.


         (d) The Company shall maintain in effect at all times errors and omissions insurance, in customary amounts taking into account the size of the Company, the value of the Property and the obligations of the Company hereunder, and shall name Licensor and the other Indemnified Parties hereunder as beneficiaries thereof for purposes of this Agreement.


         7. Certain Remedies. (a) The parties agree that the remedies at law for any material breach or threatened material breach of this Agreement, including monetary damages, are inadequate compensation for any loss and that the nonbreaching party shall be entitled to seek specific performance of this Agreement. The parties hereto waive any defense to such claim that a remedy at law would be adequate. In the event of any actual or threatened material default in, or material breach of, any of the terms hereof, the party aggrieved thereby shall have the right

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to seeks specific performance and injunctive or other equitable relief with respect to its rights hereunder, in addition to any remedies available at law.

                  In the event that a Termination Trigger has occurred and the Company fails to pay the royalty amounts due for any two consecutive quarters, Licensor, after providing the Company with 10 business days' notice, during which the Company may cure such failures, shall have the right to terminate this Agreement, subject to a three-month sell-off period for the Company with respect to its then-current inventory. To the extent that the Company has entered into any agreement with a third party that is not terminable on such notice and which involves the Property or any Derived Marks, the Company shall seek to terminate such agreement as soon as reasonably practicable and shall pay to Licensor a 10% royalty on any revenues derived by the Company under such agreement from and after the date of termination under this paragraph. Termination of this Agreement for any reason shall not affect Licensor's right to royalties for any prior period, nor the indemnity and other obligations of the Company hereunder.

         8. Miscellaneous. (a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified except by a written agreement executed by the parties hereto or their respective successors and legal representatives.

         (b) This Agreement is assignable by the Company to any successor of the Company which acquires all or substantially all of the assets or businesses of the Company or to an acquiror, whether by sale, merger, recapitalization or other business combination, of all or substantially all of the assets or businesses of the Company without Licensor's consent,

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provided that any such successor or assignee shall provide Licensor with a written agreement that it shall be bound by all the terms of this Agreement. This Agreement shall be assignable by Licensor to any entity controlled by her, and inure to the benefit of and be binding upon the successors, legal representative, heirs and assigns of Licensor. Except as specified in this
Section 8(b), this Agreement is not assignable.

         (c) All notices and other communications under this Agreement shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                  If to the Licensor:

                  Martha Stewart
                  48 Turkey Hill Road South
                  Westport, CT  06880

                  If to the Company:

                  Martha Stewart Living Omnimedia, Inc.
                  20 West 43rd Street
                  New York, New York  10036
                  Attention:  General Counsel

or to such other address as either party furnishes to the other in writing in accordance with this Section. Notices and communications shall be effective when actually received by the addressee.

         (d) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement. If any provision of this Agreement shall be held invalid or unenforceable in part, the remaining portion of such provision, together with all other provisions of this Agreement, shall remain valid and enforceable and continue in full force and effect to the fullest extent consistent with law.

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         (e) Licensor and the Company acknowledge that this Agreement supersedes any other agreement between them concerning the subject matter hereof, including the Predecessor Agreements.

         (f) This Agreement may be executed in several counterparts, each of which shall be deemed an original, and said counterparts shall constitute but one and the same instrument.

                  IN WITNESS WHEREOF, the parties hereto have duly caused this Agreement to be executed in its name on its behalf, all as of the day and year first above written.

                                          -------------------------------------
                                                  Martha Stewart



                                          MARTHA STEWART LIVING OMNIMEDIA, INC.



                                          By:
                                             ----------------------------------
                                             Name:
                                             Title:

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